Exhibit 99.1

Capitol Acquisition Corp. III

Securities to Commence Separate Trading

Washington, D.C., December 1, 2015 – Capitol Acquisition Corp. III (NASDAQ: CLACU, the “Company”) announced today that separate trading of the shares of common stock and warrants underlying the Company’s units would commence on or about December 4, 2015. The common stock and warrants will be listed on the Nasdaq Capital Market under the symbols CLAC and CLACW, respectively. Units not separated will continue to be listed on the Nasdaq Capital Market under the symbol CLACU.

Capitol Acquisition Corp. III was formed for the purpose of acquiring through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region. Capitol Acquisition Corp. III is led by Chairman and Chief Executive Officer Mark D. Ein and President and Chief Financial Officer L. Dyson Dryden.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

Contact:

L. Dyson Dryden

President and Chief Financial Officer

Capitol Acquisition Corp. III

(646) 661-2002

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